EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated November 14, 2011, with respect to the consolidated financial statements of Applied Medical Corporation contained in the Registration Statement on Form S-1 and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement on Form S-1 and related Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Irvine, California

November 14, 2011